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                                                               EXHIBIT 23(c)




CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement
Nos. 333-34587, 333-34593, 333-34683, 333-35689, 333-51081, 333-74463, and
333-39972 of Solutia Inc. on Form S-8 and Registration Statements Nos. 333-75812, 333-89818, and 333-99705 of Solutia Inc. on Form S-3 of our
report dated March 10, 2006 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a change in accounting principle and outstanding civil lawsuits and various governmental and related proceedings) related to the financial statements of the Flexsys Group as of December 31, 2005 and 2004 and each of the three years in the period ended December 31, 2005, appearing in this Annual Report on Form 10-K of Solutia Inc. for the year ended December 31, 2005.


Diegem, Belgium
March 10, 2006

/s/ Geert Verstraeten
---------------------
DELOITTE Bedrijfsrevisoren/Reviseurs D'Entreprises
BV o.v.v.e. CVBA/SC s.f.d. SCRL
Represented by
Geert Verstraeten
Partner